UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2023 (March 6, 2023)

UNRIVALED BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 909-5564
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001	UNRV	OTCQB
Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 9, 2023, Unrivaled Brands, Inc. (the “Company”) issued a press release announcing the term sheet described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, unless the Company expressly so incorporates such information by reference.

Item 8.01 Other Events.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 (the “Quarterly Report”), on July 19, 2022, People’s California, LLC (“People’s California”), the sellers of People’s First Choice, LLC (“People’s First Choice”), filed an action against the Company in the Superior Court for the State of California, styled People's California, LLC v. Unrivaled Brands, Inc. The complaint named the defendants as the Company and alleged breach of contract and breach of the covenant of good faith and fair dealing stemming from the Company’s alleged breach of certain agreements with People’s California in connection with the acquisition of People’s First Choice. On September 20, 2022, the Company filed a cross-complaint against People’s California, Frank Kavanaugh, Jay Yadon, and Bernard Steimman for fraud, negligent misrepresentation, and breach of contract related to the sale of People’s First Choice and other assets to the Company in November 2021.

Also as previously disclosed in the Company’s Quarterly Report, on August 1, 2022, People’s California filed an action against certain current and former officers and directors of the Company in the Superior Court for the State of California, styled People’s California, LLC v. Nicholas Kovacevich, et al. The complaint named the defendants derivatively on behalf of the Company and listing the Company as a nominal defendant alleging claims for breach of fiduciary duty, abuse of control, self-dealing, corporate waste, and unjust enrichment based on a series of corporate transactions and management decisions.

On March 6, 2023, the Company entered into a binding term sheet to resolve pending litigation matters with People’s California. Upon execution of the binding term sheet, the parties agreed to inform the court of the settlement and request a stay of all pending litigation, including the derivative action against former management. The settlement remains subject to final documentation; the terms will be disclosed to the extent required by law.

Certain information in this Current Report on Form 8-K is forward-looking, including our projections as to the timing of final court approval of the settlement, the amount and timing of the charge relating to the proposed settlement and the timing of payments under the proposed settlement. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond the Company's control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: obtaining court approval of the proposed settlement, the amount and timing of the proposed settlement, and whether the proposed settlement is appealed.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated March 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNRIVALED BRANDS, INC.

Date: March 9, 2023	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer
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